Exhibit 2.17

Execution Version

PARENT PLEDGE AGREEMENT

This PARENT PLEDGE AGREEMENT (this “Agreement”) is made this 29th day of March, 2005, among FLORIDA HOOTERS LLC, a Nevada limited liability company (“Florida Hooters”), EW COMMON LLC, a Nevada limited liability company (“EW Common”; Florida Hooters and EW Common collectively, jointly and severally, “Pledgors” and each individually “Pledgor”), and WELLS FARGO FOOTHILL, INC., in its capacity as administrative agent for the Lender Group and the Bank Product Provider (together with its successors, “Agent”).

W I T N E S S E T H:

WHEREAS, pursuant to that certain Credit Agreement of even date herewith (as amended, restated, supplemented or otherwise modified from time to time, including all schedules thereto, the “Credit Agreement”) among 155 East Tropicana, LLC, a Nevada limited liability company (“Parent”), and each of Parent’s Subsidiaries identified on the signature pages thereof (such Subsidiaries, together with Parent, are referred to hereinafter each individually as a “Borrower”, and individually and collectively, jointly and severally, as the “Borrowers”), the lenders party thereto as “Lenders” (“Lenders”), and Agent, the Lender Group is willing to make certain financial accommodations available to Borrowers from time to time pursuant to the terms and conditions thereof,

WHEREAS, Pledgors own the Investment Related Property (as hereinafter defined and listed on Schedule 1 attached hereto), and

WHEREAS, in order to induce the Lender Group to enter into the Credit Agreement and the other Loan Documents and to induce the Lender Group to make financial accommodations to Borrowers as provided for in the Credit Agreement, Pledgors have agreed to grant a continuing security interest in and to the Collateral (as hereinafter defined) in order to secure the prompt and complete payment, observance and performance of, among other things, (a) the obligations of Pledgors arising from this Agreement, (b) the obligations of Borrowers arising from the Credit Agreement, and the other Loan Documents, (c) all Bank Product Obligations, and (d) all Obligations of Borrowers (including, without limitation, any interest, fees or expenses that accrue after the filing of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any Insolvency Proceeding), plus reasonable attorneys fees and expenses if the obligations represented thereunder are collected by law, through an attorney-at-law, or under advice therefrom (clauses (a), (b), (c), and (d) being hereinafter referred to as the “Secured Obligations”), by the granting of the security interests contemplated by this Agreement, and

NOW, THEREFORE, for and in consideration of the recitals made above and other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.                                       Defined Terms. All capitalized terms used herein (including, without limitation, in the preamble and recitals hereof) without definition shall have the meanings ascribed thereto in the Credit Agreement.  In addition to those terms defined elsewhere in this Agreement, as used in this Agreement, the following terms shall have the following meanings:

(a)                                  “Bank Product Obligations” has the meaning specified therefor in the Credit Agreement.

(b)                                 “Bank Product Provider” has the meaning specified therefor in the Credit Agreement.

(c)                                  “Books” has the meaning specified therefor in Section 2 hereof.

(d)                                 “Closing Date” has the meaning specified therefor in the Credit Agreement.

(e)                                  “Code” means the New York Uniform Commercial Code, as in effect from time to time; provided, however, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, priority, or remedies with respect to Agent’s Lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies.

(f)                                    “Collateral” has the meaning specified therefor in Section 2 hereof.

(g)                                 “Commitment” has the meaning specified therefor in the Credit Agreement.

(h)                                 “Event of Default” has the meaning specified therefor in the Credit Agreement.

(i)                                     “Gaming Laws” means all applicable federal, state and local laws, rules and regulations pursuant to which the Nevada Gaming Authorities possess regulatory, licensing or permit authority over the ownership or operation of gaming facilities within the State of Nevada, including, the Nevada Gaming Control Act, as codified in Chapter 463 of the Nevada Revised Statutes, as amended from time to time, and the regulations of the NGC promulgated thereunder.

(j)                                     “Governing Documents” has the meaning specified therefor in the Credit Agreement.

(k)                                  “Governmental Authority” has the meaning specified therefor in the Credit Agreement.

(l)                                     “Insolvency Proceeding” has the meaning specified therefor in the Credit Agreement.

(m)                               “Investment Related Property” means (i) investment property (as that term is defined in the Code) in the Pledged Companies, and (ii) all of the following regardless of whether classified as investment property under the Code:  all Pledged Interests, Pledged Operating Agreements, and Pledged Partnership Agreements.

(n)                                 “Lender Group” has the meaning specified therefor in the Credit Agreement.

(o)                                 “Lien” has the meaning specified therefor in the Credit Agreement.

(p)                                 “Loan Documents” has the meaning specified therefor in the Credit Agreement.

(q)                                 “Nevada Gaming Authorities” means the NGC, the NGCB and applicable county, city and municipal authorities within the State of Nevada possessing regulatory, licensing or permit authority over the ownership or operation of gaming activities in the State of Nevada (or any such county, city or municipality therein).

(r)                                    “NGC” means the Nevada Gaming Commission.

(s)                                  “NGCB” means the Nevada State Gaming Control Board.

(t)                                    “Obligations” has the meaning specified therefor in the Credit Agreement.

(u)                                 “Person” has the meaning specified therefor in the Credit Agreement.

(v)                                 “Pledged Companies” means, each Person listed on Schedule 1 hereto as a “Pledged Company”, together with each other Person, all or a portion of whose Stock, is acquired or otherwise owned by a Pledgor after the Closing Date.

(w)                               “Pledged Interests” means all of each Pledgor’s right, title and interest in and to all of the Stock now or hereafter owned by such Pledgor, regardless of class or designation, including, without limitation, in each of the Pledged Companies, and all substitutions therefor and replacements thereof, all proceeds thereof and all rights relating thereto, including, without limitation, any certificates representing the Stock, the right to request after the occurrence and during the continuation of an Event of Default (subject to applicable Gaming Laws) that such Stock be registered in the name of Agent or any of its nominees, the right to receive any certificates representing any of the Stock and the right to require that such certificates be delivered to Agent together with undated powers or assignments of investment securities with respect thereto, duly endorsed in blank by such Pledgor, all warrants, options, share appreciation rights and other rights, contractual or otherwise, in respect thereof and of all dividends, distributions of income, profits, surplus, or other compensation by way of income or liquidating distributions, in cash or in kind, and cash, instruments, and other property from time to time received, receivable, or otherwise distributed in respect of or in addition to, in substitution of, on account of, or in exchange for any or all of the foregoing.

(x)                                   “Pledged Interests Addendum” means a Pledged Interests Addendum substantially in the form of Exhibit A to this Agreement.

(y)                                 “Pledged Operating Agreements” means all of each Pledgor’s rights, powers, and remedies under the limited liability company operating agreements of the Pledged Companies that are limited liability companies.

(z)                                   “Pledged Partnership Agreements” means all of each Pledgor’s rights, powers, and remedies under the partnership agreements of each of the Pledged Companies that are partnerships.

(aa)                            “Proceeds” has the meaning specified thereto in Section 2 hereof.

(bb)                          “Security Interest” has the meaning specified thereto in Section 2 hereof.

(cc)                            “Senior Secured Notes” means the Senior Secured Notes due 2012 issued by Borrowers pursuant to the Senior Secured Note Indenture.

(dd)                          “Senior Secured Note Indenture” means that certain indenture, dated as of the date hereof, among the Trustee, Borrowers and their Subsidiaries.

(ee)                            “Stock” has the meaning specified therefor in the Credit Agreement.

(ff)                                “Trustee” means The Bank of New York Trust Company, N.A., in its capacity as trustee for the holders of the Senior Secured Notes.

(gg)                          “Trustee Liens” means the Liens granted by Pledgors to the Trustee as Collateral Agent under the Senior Secured Note Indenture pursuant to the Trustee Pledge Agreement, only so long as Pledgors’ obligations remain outstanding thereunder and to the extent such Lien remains subject to the Intercreditor Agreement.

(hh)                          “Trustee Pledge Agreement” means that certain Parent Pledge Agreement, dated as of the date hereof, by and among Pledgors and the Trustee.

2.                                       Grant of Security.  Each Pledgor hereby unconditionally grants, assigns and pledges to Agent, for the benefit of the Lender Group and the Bank Product Provider, a continuing security interest in (hereinafter referred to as the “Security Interest”), such Pledgor’s right, title, and interest in and to the following personal property, whether now owned or hereafter acquired or arising and wherever located (the “Collateral”):

(a)                                  all of such Pledgor’s Investment Related Property in the Pledged Companies;

(b)                                 all of such Pledgor’s books and records indicating, summarizing, or evidencing its Investment Related Property (“Books”);

(c)                                  all of the proceeds and products, whether tangible or intangible, of the foregoing, including proceeds of insurance or commercial tort claims covering or relating to the foregoing, and any and all Investment Related Property, money, or other tangible or intangible property resulting from the sale, lease, license, exchange, collection, or other disposition of any of the foregoing, any rebates or refunds, whether for taxes or otherwise, and all proceeds of any such proceeds, or any portion thereof or interest therein, and the proceeds thereof, and all proceeds of any loss of, damage to, or destruction of the above, whether insured or not insured, and, to the extent not otherwise included, any indemnity, warranty, or guaranty payable by reason of loss or damage to, or otherwise with respect to the foregoing Collateral (the “Proceeds”).  Without limiting the generality of the foregoing, the term “Proceeds” includes whatever is receivable or received when Investment Related Property or proceeds are sold, exchanged, collected, or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes, without limitation, proceeds of any indemnity or guaranty payable to any Pledgor or Agent from time to time with respect to any of the Investment Related Property.

3.                                       Security for Obligations.  This Agreement and the Security Interest created hereby secures the payment and performance of all the Secured Obligations, whether now existing or arising hereafter.  Without limiting the generality of the foregoing, this Agreement secures the payment of all amounts which constitute part of the Obligations and would be owed by Borrowers, or any of them, to Agent, the Lender Group, the Bank Product Provider or any of them, but for the fact that they are unenforceable or not allowable due to the existence of an Insolvency Proceeding involving any Borrower.

4.                                       Pledgors Remain Liable.  Anything herein to the contrary notwithstanding, (a) each of the Pledgors shall remain liable under the contracts and agreements included in the Collateral, including, without limitation, the Pledged Operating Agreements and the Pledged Partnership Agreements, to perform all of the duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by Agent or any other member of the Lender Group of any of the rights hereunder shall not release any Pledgor from any of its duties or obligations under such contracts and agreements included in the Collateral, and (c) none of the members of the Lender Group shall have any obligation or liability under such contracts and agreements included in the Collateral by reason of this Agreement, nor shall any of the members of the Lender Group be obligated to perform any of the obligations or duties of any Pledgor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.  Without limiting the generality of the foregoing, it is the intention of the parties hereto that record and beneficial ownership of the Pledged Interests, including, without limitation, all voting, consensual, and dividend rights, shall remain in the applicable Pledgor until the occurrence and continuation of an Event of Default and until Agent shall notify the applicable Pledgor of Agent’s exercise of voting, consensual, and/or dividend rights with respect to the Pledged Interests pursuant to Section 10 hereof.

5.                                       Representations and Warranties.  Each Pledgor, jointly and severally, hereby represents and warrants as follows:

(a)                                  The exact legal name of each of the Pledgors is set forth on the signature pages of this Agreement or a written notice provided to Agent pursuant to Section 6.5 of the Credit Agreement.

(b)                                 This Agreement creates a valid security interest in the Collateral of each of the Pledgors, to the extent a security interest therein can be created under the Code, securing the payment of the Secured Obligations.  Except to the extent a security interest in the Collateral cannot be perfected by the filing of a financing statement under the Code,  all filings and other actions necessary or desirable to perfect and protect such security interest have been duly taken or will have been taken upon the filing of financing statements listing each applicable Pledgor, as a debtor, and Agent, as secured party, in the jurisdictions listed next to such Pledgor’s name on Schedule 2 attached hereto.  Upon the making of such filings, Agent shall have a first priority perfected security interest in the Collateral of each Pledgor to the extent such security interest can be perfected by the filing of a financing statement.

(c)                                  (i) Except for the Security Interest created hereby, each Pledgor is and will at all times be the sole holder of record and the legal and beneficial owner, free and clear of all Liens other than the Trustee Liens, of the Pledged Interests indicated on Schedule 1 as being owned by such Pledgor and, when acquired by such Pledgor, any Pledged Interests acquired after the Closing Date; (ii) all of the Pledged Interests are duly authorized, validly issued, fully paid and nonassessable and the Pledged Interests constitute or will constitute the percentage of the issued and outstanding Equity Interests of the Pledged Companies of such Pledgor identified on Schedule 1 hereto as supplemented or modified by any Pledged Interests Addendum; (iii) such Pledgor has the right and requisite authority to pledge, the Investment Related Property pledged by such Pledgor to Agent as provided herein; (iv) all actions necessary or desirable to perfect, establish the first priority of, or otherwise protect, Agent’s Liens in the Investment Related Collateral, and the proceeds thereof, have been duly taken, (A) upon the execution and delivery of this Agreement; (B) upon the taking of possession by Agent of any certificates constituting the Pledged Interests, to the extent such Pledged Interests are represented by certificates, together with undated powers endorsed in blank by the applicable Pledgor; and (C) upon the filing of financing statements in the applicable jurisdiction set forth on Schedule 2 attached hereto for such Pledgor with respect to the Pledged Interests of such Pledgor that are not represented by certificates, and (v) each Pledgor has delivered to and deposited with Agent (or, with respect to any Pledged Interests created after the Closing Date, will deliver and deposit in accordance with Sections 6(a)  and 7 hereof) all certificates representing the Pledged Interests owned by such Pledgor to the extent such Pledged Interests are represented by certificates, and undated powers endorsed in blank with respect to such certificates.

(d)                                 Except for such authorizations, consents and other actions as those described in Section 23 hereof and as shall have been obtained and shall be in effect, no authorization, consent, approval or other action by, and no notice to or registration, recordation or filing with, any Governmental Authority is required for (i) the due execution, delivery and performance by each Pledgor of this Agreement, (ii) the grant by each Pledgor of the Security Interest granted by this Agreement, (iii) the perfection of such Security Interest (except for the filing of any appropriate financing statements) or (iv) the exercise by the Lender Group and the Bank Product Providers of their rights and remedies under this Agreement; in each case under clauses (i) through (iv) above, except as may be required by applicable Gaming Laws or except as may be required in connection with such disposition of Investment Related Property by laws affecting the offering and sale of securities generally.

6.                                       Covenants.  Each Pledgor, jointly and severally, covenants and agrees with Agent and the Lender Group that from and after the date of this Agreement and until the date of termination of this Agreement in accordance with Section 21 hereof:

(a)                                  Possession of Collateral.  In the event that any Collateral, including proceeds, is evidenced by or consists of Negotiable Collateral (as such term may be defined in the Code), Investment Related Property, or Chattel Paper (as such term may be defined in the Code), and if and to the extent that perfection or priority of Agent’s Security Interest is dependent on or enhanced by possession, the applicable

Pledgor, immediately upon the request of Agent and in accordance with Section 8 hereof, shall execute such other documents as shall be requested by Agent in its Permitted Discretion or, if applicable, endorse and deliver physical possession of such Negotiable Collateral (as such term may be defined in the Code), Investment Related Property, or Chattel Paper (as such terms may be defined in the Code) to Agent, together with such undated powers endorsed in blank as shall be requested by Agent.

(b)                                 Investment Related Property.

(i)                                     If any Pledgor shall receive or become entitled to receive any Pledged Interests after the Closing Date, it shall promptly (and in any event within 2 Business Days of receipt thereof) deliver to Agent a duly executed Pledged Interests Addendum identifying such Pledged Interests;

(ii)                                  All sums of money and property paid or distributed in respect of the Investment Related Property which are received by any Pledgor shall be held by the Pledgors in trust for the benefit of Agent segregated from such Pledgor’s other property, and such Pledgor shall deliver it forthwith to Agent’s in the exact form received; provided, however, that cash dividends received by any Pledgor, if and to the extent they are not prohibited by the Credit Agreement, may be retained by such Pledgor so long as no Event of Default has occurred or is continuing;

(iii)                               Each Pledgor shall promptly deliver to Agent a copy of each notice or other communication received by it in respect of any Pledged Interests;

(iv)                              No Pledgor shall make or consent to any amendment or other modification or waiver with respect to any Pledged Interests, Pledged Operating Agreement, or Pledged Partnership Agreement, or enter into any agreement or permit to exist any restriction with respect to any Pledged Interests other than pursuant to the Loan Documents;

(v)                                 Each Pledgor agrees that it will cooperate with Agent in obtaining all necessary approvals and making all necessary filings under federal, state, local, or foreign law in connection with the Security Interest on the Investment Related Property or any sale or transfer thereof; and

(vi)                              As to all limited liability company or partnership interests, issued under any Pledged Operating Agreement or Pledged Partnership Agreement, all limited liability company or partnership interests, issued each Pledgor, jointly and severally, hereby represents, warrants and covenants that the Pledged Interests issued pursuant to such agreement (A) are not and shall not be dealt in or traded on securities exchanges or in securities markets, (B) do not and will not constitute investment company securities, and (C) are not and will not be held by such Pledgor in a securities account.  In addition, none of the Pledged Operating Agreements, the Pledged Partnership Agreements, or any other agreements governing any of the Pledged Interests issued under any Pledged Operating Agreement or Pledged Partnership Agreement, provide or shall provide that such Pledged Interests are securities governed by Article 8 of the Uniform Commercial Code as in effect in any relevant jurisdiction.

(c)                                  Transfers and Other Liens.  Pledgors shall not (i) sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Collateral, or (ii) create or permit to exist any Lien upon or with respect to any of the Collateral of any of Pledgors, except for the Trustee Liens.  The inclusion of Proceeds in the Collateral shall not be deemed to constitute Agent’s consent to any sale or other disposition of any of the Collateral except as expressly permitted in this Agreement or the other Loan Documents.

(d)                                 Other Actions as to Any and All Collateral.  Each Pledgor shall promptly (and in any event within 2 Business Days of acquiring or obtaining such Collateral) notify Agent in writing upon acquiring or otherwise obtaining any Collateral after the date hereof consisting of  Investment Related Property and, upon the request of Agent and in accordance with Section 8 hereof, promptly execute such other documents, or if applicable, deliver certificates evidencing any Investment Related Property in accordance with Section 6 hereof and do such other acts or things deemed necessary or desirable by Agent to protect Agent’s Security Interest therein.

(e)                                  Restrictions on Fundamental Changes.  No Pledgor shall (i) enter into any merger, consolidation, reorganization, or recapitalization, or reclassify its Stock, (ii) liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution), (iii) convey, sell, lease, license, assign, transfer, or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of any of the Collateral of any of Pledgors, or (iv) suspend or go out of a substantial portion of its or their business.

(f)                                    Change Name.  No Pledgor shall change, and no Pledgor shall cause any Borrower’s or any of its Subsidiaries’ to change, its name, organizational identification number, state of organization, or organizational identity; provided, however, that a Borrower or a Subsidiary of a Borrower may change its name upon at least 30 days prior written notice by Administrative Borrower to Agent of such change, and so long as, at the time of such written notification, such Borrower or such Subsidiary provides any financing statements necessary to perfect and continue perfected the Agent’s Liens.

(g)                                 Records.  Each Pledgor shall at all times keep at least one complete set of its records concerning substantially all of the Collateral at the location set forth on Schedule 3 hereto, and not change such location or such records without giving Agent at least thirty (30) days prior written notice thereof.

(h)                                 Additional Stock.  Each Pledgor shall, to the extent it may lawfully do so, use its best efforts to prevent the Pledged Companies from issuing additional Stock or Proceeds, except for cash dividends or other distributions, if any, that are not prohibited by the terms of the Credit Agreement to be paid by the Pledged Companies to Pledgors.

(i)                                     Amendment of Governing Documents.  Pledgors shall not permit the Pledged Companies to (i) authorize the amendment of or amend the Governing Documents of the Pledged Companies to provide that the Stock of such Pledged Company is governed by Article 8 of the Code, or (ii) authorize the issuance of or issue certificates evidencing the Stock of the Pledged Companies unless such certificates have been pledged and delivered to Agent pursuant to the terms of this Agreement.

(j)                                     Gaming Laws.  Each Pledgor shall obtain, as promptly as practicable following the date hereof, the applicable approvals of the Nevada Gaming Authorities, as referred to in Section 23 hereof, required to authorize or continue the pledge or negative pledge of the Investment Related Property in this Agreement and shall promptly execute any and all such instruments and documents, deliver any certificates and do all such other acts or things deemed necessary, appropriate or desirable by the Nevada Gaming Authorities to obtain such approvals.  Furthermore, in connection with the Operator Licensing Event, each Pledgor shall obtain all necessary consents or approvals of the Nevada Gaming Authorities for the continued effect of the pledge of the Investment Related Property pursuant to this Agreement.

7.                                       Relation to Other Security Documents.  The provisions of this Agreement shall be read and construed with the other Loan Documents referred to below in the manner so indicated.

(a)                                  Credit Agreement. In the event of any conflict between any provision in this Agreement and a provision in the Credit Agreement, such provision of the Credit Agreement shall control.

8.                                       Further Assurances.

(a)                                  Each Pledgor agrees that from time to time, at its own expense, such Pledgor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or that Agent may reasonably request, in order to perfect and protect any Security Interest granted or purported to be granted hereby or to enable Agent to exercise and enforce its rights and remedies hereunder with respect to any of the Collateral.

(b)                                 Each Pledgor authorizes the filing of such financing or continuation statements, or amendments thereto, and such Pledgor will execute and deliver to Agent such other instruments or notices, as may be necessary or as Agent may reasonably request, in order to perfect and preserve the Security Interest granted or purported to be granted hereby.

(c)                                  Each Pledgor authorizes Agent to file, transmit, or communicate, as applicable, financing statements and amendments describing the Collateral as all ownership interest of such Pledgor in Parent, and the proceeds thereof or words of similar effect, in order to perfect Agent’s security interest in the Collateral without such Pledgor’s signature.  Each Pledgor also hereby ratifies its authorization for Agent to have filed in any appropriate jurisdiction any financing statements filed prior to the date hereof.

(d)                                 Each Pledgor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement filed in connection with this Agreement without the prior written consent of Agent, subject to such Pledgor ‘s rights under Section 9-509(d)(2) of the Code.

9.                                       Agent’s Right to Perform Contracts.  Upon the occurrence of an Event of Default, Agent (or its designee) may proceed to perform any and all of the obligations of any Pledgor contained in any contract, lease, or other agreement and exercise any and all rights of any Pledgor therein contained as fully as such Pledgor itself could.

10.                                 Agent Appointed Attorney-in-Fact.  Subject to applicable Gaming Laws, each Pledgor hereby irrevocably appoints Agent its attorney-in-fact, with full authority in the place and stead of such Pledgor and in the name of such Pledgor or otherwise, at such time as an Event of Default has occurred and is continuing under the Credit Agreement, to take any action and to execute any instrument which Agent may reasonably deem necessary or advisable to accomplish the purposes of this Agreement.

11.                                 Agent May Perform.  If any of Pledgors fails to perform any agreement contained herein, Agent may itself perform, or cause performance of, such agreement, and the reasonable expenses of Agent incurred in connection therewith shall be payable, jointly and severally, by Pledgors.

12.                                 Agent’s Duties.  The powers conferred on Agent hereunder are solely to protect Agent’s interest in the Collateral, for the benefit of the Lender Group and the Bank Product Provider, and shall not impose any duty upon Agent to exercise any such powers.  Except for the safe custody of any Collateral in its actual possession and the accounting for moneys actually received by it hereunder, Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.  Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its actual possession if such Collateral is accorded treatment substantially equal to that which Agent accords its own property.

13.                                 Disposition of Pledged Interests by Agent.  None of the Pledged Interests existing as of the date of this Agreement are, and none of the Pledged Interests hereafter acquired on the date of acquisition thereof will be, registered or qualified under the various federal or state securities laws of the United States and disposition thereof after an Event of Default may be restricted to one or more private (instead of public) sales in view of the lack of such registration.  Each Pledgor understands that in connection with such disposition,

Agent may approach only a restricted number of potential purchasers and further understands that a sale under such circumstances may yield a lower price for the Pledged Interests than if the Pledged Interests were registered and qualified pursuant to federal and state securities laws and sold on the open market.  Each Pledgor, therefore, agrees that:  (a) if Agent shall, pursuant to the terms of this Agreement, sell or cause the Pledged Interests or any portion thereof to be sold at a private sale, Agent shall have the right to rely upon the advice and opinion of any nationally recognized brokerage or investment firm (but shall not be obligated to seek such advice and the failure to do so shall not be considered in determining the commercial reasonableness of such action) as to the best manner in which to offer the Pledged Interest for sale and as to the best price reasonably obtainable at the private sale thereof; and (b) such reliance shall be conclusive evidence that Agent has handled the disposition in a commercially reasonable manner.

14.                                 Voting Rights.

(a)                                  Upon the occurrence and during the continuation of an Event of Default and subject to applicable Gaming Laws, (i) Agent may, at its option, and with prior notice to any Pledgor, and in addition to all rights and remedies available to Agent under any other agreement, at law, in equity, or otherwise, exercise all voting rights, and all other ownership or consensual rights in respect of the Pledged Interests owned by such Pledgor, but under no circumstances is Agent obligated by the terms of this Agreement to exercise such rights, and (ii) if Agent duly exercises its right to vote any of such Pledged Interests, each Pledgor hereby appoints Agent, such Pledgor ‘s true and lawful attorney-in-fact and IRREVOCABLE PROXY to vote such Pledged Interests in any manner Agent deems advisable for or against all matters submitted or which may be submitted to a vote of shareholders, partners or members, as the case may be.  The power-of-attorney granted hereby is coupled with an interest and shall be irrevocable.

(b)                                 For so long as any Pledgor shall have the right to vote the Pledged Interests owned by it, such Pledgor covenants and agrees that it will not, without the prior written consent of Agent, vote or take any consensual action with respect to such Pledged Interests which would materially adversely affect the rights of Agent and the other members of the Lender Group or the value of the Pledged Interests.

15.                                 Remedies.  Upon the occurrence and during the continuance of an Event of Default:

(a)                                  Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein, in the other Loan Documents, or otherwise available to it, all the rights and remedies of a secured party on default under the Code or any other applicable law.

(b)                                 Without limiting the generality of the foregoing, each Pledgor expressly agrees that, in any such event, Agent without demand of performance or other demand, advertisement or notice of any kind (except a notice specified below of time and place of public or private sale) to or upon any of Pledgors or any other Person (all and each of which demands, advertisements and notices are hereby expressly waived to the maximum extent permitted by the Code or any other applicable law), may take immediate possession of all or any portion of the Collateral and (i) require Pledgors to, and each Pledgor hereby agrees that it will at its own expense and upon request of Agent forthwith, assemble all or part of the Collateral as directed by Agent and make it available to Agent at one or more locations where such Pledgor regularly maintains Inventory, and (ii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of Agent’s offices or elsewhere, for cash, on credit, and upon such other terms as Agent may deem commercially reasonable.  Each Pledgor agrees that, to the extent notice of sale shall be required by law, at least 10 days notice to any of Pledgors of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification and specifically such notice shall constitute a reasonable “authenticated notification of disposition” within the meaning of Section 9-611 of the Code.  Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given.  Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

16.                                 Remedies Cumulative.  Each right, power, and remedy of Agent as provided for in this Agreement or in the other Loan Documents or now or hereafter existing at law or in equity or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power, or remedy provided for in this Agreement or in the other Loan Documents or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by Agent, of any one or more of such rights, powers, or remedies shall not preclude the simultaneous or later exercise by Agent of any or all such other rights, powers, or remedies.

17.                                 Marshaling. Agent  shall not be required to marshal any present or future collateral security (including but not limited to the Collateral) for, or other assurances of payment of, the Secured Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of its rights and remedies hereunder and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights and remedies, however existing or arising.  To the extent that it lawfully may, each Pledgor hereby agrees that it will not invoke any law relating to the marshaling of collateral which might cause delay in or impede the enforcement of Agent’s rights and remedies under this Agreement or under any other instrument creating or evidencing any of the Secured Obligations or under which any of the Secured Obligations is outstanding or by which any of the Secured Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, each Pledgor hereby irrevocably waives the benefits of all such laws.

18.                                 Indemnity and Expenses.

(a)                                  Each Pledgor agrees to indemnify Agent and the other members of the Lender Group from and against all claims, lawsuits and liabilities (including reasonable attorneys fees) growing out of or resulting from this Agreement (including, without limitation, enforcement of this Agreement) or any other Loan Document to which such Pledgor is a party, except claims, losses or liabilities resulting from the gross negligence or willful misconduct of the party seeking indemnification as determined by a final non-appealable order of a court of competent jurisdiction.  This provision shall survive the termination of this Agreement and the Credit Agreement and the repayment of the Secured Obligations.

(b)                                 Pledgors, jointly and severally, shall, upon demand, pay to Agent (or Agent, may charge to the Loan Account) all the Lender Group Expenses which Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or, upon the occurrence or continuation of an Event of Default, the sale of, collection from, or other realization upon, any of the Collateral in accordance with this Agreement and the other Loan Documents, (iii) the exercise or enforcement of any of the rights of Agent hereunder or (iv) the failure by any of Pledgors to perform or observe any of the provisions hereof.

19.                                 Merger, Amendments; Etc.  THIS WRITTEN AGREEMENT, TOGETHER WITH THE OTHER LOAN DOCUMENTS, REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN AGREEMENTS BETWEEN THE PARTIES.  No waiver of any provision of this Agreement, and no consent to any departure by any of Pledgors herefrom, shall in any event be effective unless the same shall be in writing and signed by Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.  No amendment of any provision of this Agreement shall be effective unless the same shall be in writing and signed by Agent and each of Pledgors to which such amendment applies.

20.                                 Addresses for Notices.  All notices and other communications provided for hereunder shall be given in the form and manner and delivered to Agent at its address specified in the Credit Agreement, and to Pledgors at the address set forth below, or, as to any party, at such other address as shall be designated by such party in a written notice to the other party.

If to Pledgors:	115 East Tropicana Avenue
Las Vegas, Nevada 89109
Attention: Michael Hessling
Facsimile: (702) 739-7783

21.                                 Continuing Security Interest: Assignments under Credit Agreement.  This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the Obligations have been paid in full in cash in accordance with the provisions of the Credit Agreement and the Commitments have expired or have been terminated, (b) be binding upon each of Pledgors, and their respective successors and assigns, and (c) inure to the benefit of, and be enforceable by, Agent, and its successors, transferees and assigns.  Without limiting the generality of the foregoing clause (c), any the Lender may, in accordance with the provisions of the Credit Agreement, assign or otherwise transfer all or any portion of its rights and obligations under the Credit Agreement to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such the Lender herein or otherwise.  Upon payment in full in cash of the Obligations in accordance with the provisions of the Credit Agreement and the expiration or termination of the Commitments, the Security Interest granted hereby shall terminate, this Agreement shall terminate (without prejudice to Agent’s obligation to fulfill its duties in connection with the termination of the Security Interest, as referenced below, which obligation shall survive the termination of this Agreement) and all rights to the Collateral shall revert to Pledgors or any other Person entitled thereto.  At such time, Agent will authorize the filing of appropriate termination statements to terminate such Security Interests.  No transfer or renewal, extension, assignment, or termination of this Agreement or of the Credit Agreement, any other Loan Document, or any other instrument or document executed and delivered by any Pledgor to Agent nor any additional Advances or other loans made by any the Lender to Borrowers, nor the taking of further security, nor the retaking or re-delivery of the Collateral to Pledgors, or any of them, by Agent, nor any other act of the Lender Group or the Bank Product Provider, or any of them, shall release any of Pledgors from any obligation, except a release or discharge executed in writing by Agent in accordance with the provisions of the Credit Agreement.  Agent shall not by any act, delay, omission or otherwise, be deemed to have waived any of its rights or remedies hereunder, unless such waiver is in writing and signed by Agent and then only to the extent therein set forth.  A waiver by Agent of any right or remedy on any occasion shall not be construed as a bar to the exercise of any such right or remedy which Agent would otherwise have had on any other occasion.

22.                                 Governing Law.

(a)                                  THE VALIDITY OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT IN RESPECT OF SUCH OTHER LOAN DOCUMENT), THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, AND THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK, INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND NEW YORK CIVIL PRACTICE LAWS AND RULES 327(B).

(b)                                 THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT AGENT’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE AGENT ELECTS TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND.  EACH PLEDGOR AND EACH MEMBER

OF THE LENDER GROUP WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 22.

(c)                                  EACH PLEDGOR AND EACH MEMBER OF THE LENDER GROUP HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS.  EACH PLEDGOR AND EACH MEMBER OF THE LENDER GROUP REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.  IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

23.                                 Compliance with Gaming Laws.  Notwithstanding anything to the contrary contained herein or in any other Loan Documents, Agent expressly acknowledges and agrees that the exercise of its rights and remedies under this Agreement is subject to the mandatory provisions of the Gaming Laws.  Specifically, Agent acknowledges and agrees that once Pledgors have been licensed or found suitable by the Nevada Gaming Authorities:

(a)                                  The pledge of the Investment Related Property of any Pledged Company that is a licensee of or registered with the Nevada Gaming Authorities by Pledgors, and any restrictions on the transfer of and agreements not to encumber such Investment Related Property of any corporation or limited liability company that is a holding company contained in this Agreement or in any other Loan Document, shall not be effective without the prior approval of the NGC upon the recommendation of the NGCB.  The certificates or instruments representing or evidencing such Investment Related Property may not continue to be held by Agent unless such approval has been obtained.  The approval of the pledge of the Investment Related Property may require amendment of this Agreement to include additional references to regulatory requirements under the Gaming Laws.  In addition, no amendment of this Agreement shall be effective until applicable approvals of the Nevada Gaming Authorities have been obtained.

(b)                                 In the event that Agent exercises one or more of the remedies set forth in this Agreement with respect to any Investment Related Property of any gaming licensee or registered company, including without limitation, foreclosure or transfer of any interest in such Investment Related Property (except back to Pledgors), the exercise of voting and consensual rights, and any other resort to or enforcement of the security interest in such Investment Related Property, such action shall require the separate and prior approval of the Nevada Gaming Authorities and the licensing of Agent, unless such licensing requirement is waived by the Nevada Gaming Authorities.

(c)                                  Agent and any custodial agent of Agent in the State of Nevada shall be required to comply with the conditions, if any, imposed by the Nevada Gaming Authorities in connection with its approval of the pledge granted hereunder by Pledgors, including, without limitation, the requirement that Agent or its agent maintain any certificates evidencing the Investment Related Property of gaming licensees and registered companies at a location in Nevada designated to the NGCB, and that Agent or its agent permit agents or employees of the NGCB to inspect such certificates immediately upon request during normal business hours.

(d)                                 Neither Agent nor any agent of Agent shall surrender possession of any such Investment Related Property to any Person other than Pledgors without the prior approval of the Nevada Gaming Authorities or as otherwise permitted by the Gaming Laws.

(e)                                  The approval by the Nevada Gaming Authorities of this Agreement, or any amendment hereto, is not, and shall not be construed as, the approval, either express or implied, of Agent to take any actions provided for in this Agreement for which approval by the Nevada Gaming Authorities is required, without first obtaining such prior and separate approval, to the extent required by the Gaming Laws.

24.                                 Agent.  Each reference herein to any right granted to, benefit conferred upon or power exercisable by the “Agent” shall be a reference to Agent, for the benefit of the Lender Group and the Bank Product Provider.

25.                                 Limited Recourse.  Notwithstanding anything contained in this Agreement to the contrary, Pledgors shall not have any personal liability under this Agreement for the Secured Obligations to Agent and/or the Lenders and any claim based on or in respect of any of the Secured Obligations shall be enforced only against the Collateral pledged hereunder and not against any other assets, properties or funds of Pledgors or against any officer, director, manager, member, shareholder of each Pledgor.

26.                                 Waivers.

(a)                                  Each Pledgor hereby waives:  (i) notice of acceptance hereof; (ii) notice of any loans or other financial accommodations made or extended under the Credit Agreement, or the creation or existence of any Secured Obligations; (iii) notice of the amount of the Secured Obligations, subject, however, to such Pledgor’s right to make inquiry of Agent to ascertain the amount of the Secured Obligations at any reasonable time; (iv) notice of any adverse change in the financial condition of Borrowers or of any other fact that might increase such Pledgor’s risk hereunder; (v) notice of presentment for payment, demand, protest, and notice thereof as to any instrument among the Loan Documents; (vi) notice of any Default or Event of Default under the Credit Agreement; and (vii) all other notices  and demands to which such Pledgor might otherwise be entitled.

(b)                                 Each Pledgor hereby waives the right by statute or otherwise to require any member of the Lender Group to institute suit against any Borrower or to exhaust any rights and remedies which the Lender Group, has or may have against such Borrower.  Each Pledgor further waives any defense arising by reason of any disability or other defense (other than the defense that the Secured Obligations shall have been performed and indefeasibly paid in cash, to the extent of any such payment) of any Borrower or by reason of the cessation from any cause whatsoever of the liability of any Borrower in respect thereof.

(c)                                  Each Pledgor hereby waives:  (i) any rights to assert against the Lender Group any defense (legal or equitable), set-off, counterclaim, or claim which such Pledgor may now or at any time hereafter have against any Borrower or any other party liable to the Lender Group; (ii) any defense, set-off, counterclaim, or claim, of any kind or nature, arising directly or indirectly from the present or future lack of perfection, sufficiency, validity, or enforceability of the Secured Obligations or any security therefor; (iii) any defense arising by reason of any claim or defense based upon an election of remedies by the Lender Group; (iv) the benefit of any statute of limitations affecting such Pledgor’s liability hereunder or the enforcement thereof, and any act which shall defer or delay the operation of any statute of limitations applicable to the Secured Obligations shall similarly operate to defer or delay the operation of such statute of limitations applicable to such Pledgor’s liability hereunder.

(d)                                 Until such time as all of the Secured Obligations have been fully, finally and indefeasibly paid in full in cash:  (i) each Pledgor hereby waives and postpones any right of subrogation such Pledgor has or may have as against Borrowers with respect to the Secured Obligations; (ii) in addition, each Pledgor hereby waives and postpones any right to proceed against Borrowers or any other Person, now or hereafter, for contribution, indemnity, reimbursement, or any other suretyship rights and claims (irrespective of whether direct or indirect, liquidated or contingent), with respect to the Secured Obligations; and (iii) in addition, each Pledgor also hereby waives and postpones any right to proceed or to seek recourse against or with respect to any property or asset of Borrowers.

(e)                                  If any of the Secured Obligations at any time are secured by a mortgage or deed of trust upon real property, any member of the Lender Group may elect, in their sole discretion, upon a default with respect to the Secured Obligations, to foreclose such mortgage or deed of trust judicially or nonjudicially in any manner permitted by law, before or after enforcing this Agreement, without diminishing or affecting the liability of Pledgors hereunder.  Each Pledgor understands that (a) by virtue of the operation of antideficiency laws that may be applicable to nonjudicial foreclosures, an election by the Lender Group nonjudicially to foreclose such a mortgage or deed of trust may have the effect of impairing or destroying rights of subrogation, reimbursement, contribution, or indemnity of such Pledgor against Borrowers or other guarantors or sureties, and (b) absent the waiver given by such Pledgor herein, such an election may estop the Lender Group from enforcing this Agreement against such Pledgor.  Understanding the foregoing, and understanding that each Pledgor hereby is relinquishing a defense to the enforceability of this Agreement, each Pledgor hereby waives any right to assert against any  member of the Lender Group any defense to the enforcement of this Agreement, whether denominated “estoppel” or otherwise, based on or arising from an election by any member of the Lender Group nonjudicially to foreclose any such mortgage or deed of trust.  Each Pledgor understands that the effect of the foregoing waiver may be that such Pledgor may have liability hereunder for amounts with respect to which such Pledgor may be left without rights of subrogation, reimbursement, contribution, or indemnity against Borrowers or other guarantors or sureties.  Each Pledgor also agrees that the “fair market value” provisions of applicable state law, to the extent that such law exists, shall have no applicability with respect to the determination of such Pledgor’s liability under this Agreement.

(f)                                    Without limiting the generality of any other waiver or other provision set forth in this Agreement, each Pledgor waives all rights and defenses that such Pledgor may have if Borrowers’ debt is secured by real property.  This means, among other things:

(i)                                     any member of the Lender Group may collect from any Pledgor without first foreclosing on any real or personal property collateral that may be pledged by Borrowers.

(ii)                                  If any member of the Lender Group foreclose(s) on any real property collateral that may be pledged by Borrowers:

(iii)                               the amount of the debt may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price.

(iv)                              Agent may collect from any Pledgor even if Agent or the Lenders, by foreclosing on the real property collateral, has/have destroyed any right such Pledgor may have to collect from Borrowers.

This is an unconditional and irrevocable waiver of any rights and defenses Pledgors may have if Borrowers’ debt is secured by real property.  ,

(g)                                 [Intentionally Omitted]

(h)                                 WITHOUT LIMITING THE GENERALITY OF ANY OTHER WAIVER OR OTHER PROVISION SET FORTH IN THIS AGREEMENT, EACH PLEDGOR WAIVES ALL RIGHTS AND DEFENSES ARISING OUT OF AN ELECTION OF REMEDIES BY LENDER, EVEN THOUGH THAT ELECTION OF REMEDIES, SUCH AS A NONJUDICIAL FORECLOSURE WITH RESPECT TO SECURITY FOR A SECURED OBLIGATION, HAS DESTROYED SUCH PLEDGOR’S RIGHTS OF SUBROGATION AND REIMBURSEMENT AGAINST BORROWERS.

(i)                                     Without affecting the generality of this Section, each Pledgor hereby also agrees to the following waivers:

(i)                                     Each Pledgor agrees that the Agent’s right to enforce this Agreement is absolute and is not contingent upon the genuineness, validity or enforceability of any of the Loan Documents.  Each Pledgor agrees that Agent’s rights under this Agreement shall be enforceable even if Borrowers had no liability at the time of execution of the Loan Documents or later ceases to be liable.

(ii)                                  Each Pledgor agrees that Agent’s rights under the Loan Documents will remain enforceable even if the amount secured by the Loan Documents is larger in amount and more burdensome than that for which Borrowers are responsible.  The enforceability of this Agreement against Pledgors shall continue until all sums due under the Loan Documents have been paid in full and shall not be limited or affected in any way by any impairment or any diminution or loss of value of any security or collateral for Borrowers’ obligations under the Loan Documents, from whatever cause, the failure of any security interest in any such security or collateral or any disability or other defense of Borrowers, any other guarantor of Borrowers’ obligations under the Loan Documents, any pledgor of collateral for any person’s obligations to any member of the Lender Group or any other person in connection with the Loan Documents.

(iii)                               Each Pledgor waives the right to require Agent to (A) proceed against Borrowers, any guarantor of Borrowers’ obligations under the Loan Documents, any other pledgor of collateral for any person’s obligations to the Lender Group or any other person in connection with Borrowers’ loan, (B) proceed against or exhaust any other security or collateral Agent may hold for the benefit of the Lender Group, or (C) pursue any other right or remedy for such Pledgor’s benefit, and agrees that Agent may exercise its right under this Agreement without taking any action against Borrowers, any guarantor of Borrowers’ obligations under the Loan Documents, any pledgor of collateral for any person’s obligations to the Lender Group or any other person in connection with Borrowers’ loan, and without proceeding against or exhausting any security or collateral Agent holds for the benefit of the Lender Group.

27.                                 Miscellaneous.

(a)                                  This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement.  Delivery of an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Agreement.  Any party delivering an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.  The foregoing shall apply to each other Loan Document mutatis mutandis.

(b)                                 Any provision of this Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction.

(c)                                  Headings used in this Agreement are for convenience only and shall not be used in connection with the interpretation of any provision hereof.

(d)                                 The pronouns used herein shall include, when appropriate, either gender and both singular and plural, and the grammatical construction of sentences shall conform thereto.

[signature pages follow]

IN WITNESS WHEREOF, the undersigned parties hereto have executed this Agreement by and through their duly authorized officers, as of the day and year first above written.

FLORIDA HOOTERS LLC, a Nevada limited liability company

By:	Hooters Gaming LLC
Its:	Member

	By:	HG Casino Management, Inc.
	Its:	Manager

By: /s/ Neil G. Kiefer
Name: Neil G. Kiefer
Its: President

By:	Lags Ventures, LLC
Its:	Member

	By:	/s/ David L. Lageschulte
	Name:	David L. Lageschulte
	Its:	Sole Member

EW COMMON LLC, a Nevada limited liability company

By:	Eastern/Western Hotel Corporation
Its:	Manager

	By:	/s/ Michael J. Hessling
	Name:	Michael J. Hessling
	Its:	Executive Vice President and Assistant Secretary

WELLS FARGO FOOTHILL, INC., as Agent

By:	/s/ Jim Farner
Name:		Jim Farner
Title:	Senior Vice President

EXHIBIT A

Annex 1 to Parent Pledge Agreement

PLEDGED INTERESTS ADDENDUM

This Pledged Interests Addendum, dated as of                        , 20   , is delivered pursuant to Section 6(b) of the Parent  Pledge Agreement referred to below.  The undersigned hereby agrees that this Pledged Interests Addendum may be attached to that certain Parent Pledge Agreement, dated as of March 29, 2005 (as amended, restated, supplemented or otherwise modified from time to time, the “Parent Pledge Agreement”), made by the undersigned in favor of Wells Fargo Foothill, Inc., as Agent.  Capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Parent Pledge Agreement and/or the Credit Agreement.  The undersigned hereby agrees that, subject to the receipt of any approvals required under applicable Gaming Laws, the additional interests listed on this Pledged Interests Addendum as set forth below shall be and become part of the Pledged Interests pledged by the undersigned to the Agent in the Parent Pledge Agreement and any pledged company set forth on this Pledged Interests Addendum as set forth below shall be and become a “Pledged Company” under the Parent Pledge Agreement, each with the same force and effect as if originally named therein.

The undersigned hereby certifies that the representations and warranties set forth in Section 5 of the Parent Pledge Agreement of the undersigned are true and correct as to the Pledged Interests listed herein on and as of the date hereof.

[PLEDGOR]

By:

Title

Name of Pledgor	Name of Pledged Company	Number of Shares/Units	Class of Interests	Percentage of Class Owned	Certificate Nos.